Contact:	Timothy M. Doyle Executive Managing Director, Chief Financial Officer 858.551.0511

FOR IMMEDIATE RELEASE

ITLA CAPITAL CORPORATION ANNOUNCES
ANNUAL SHAREHOLDERS MEETING

La Jolla, California (May 25, 2007)-----ITLA Capital Corporation (NYSE-IMP) announced today that its Annual Shareholders Meeting will take place at 2:00 p.m. PDT, on August 1, 2007, at Loews Coronado Bay Resort located at 4000 Coronado Bay Road, Coronado, California 92118. The voting record date shall be June 15, 2007.

ITLA Capital Corporation is a publicly traded diversified bank holding company specializing in commercial real estate lending on a national basis and is headquartered in San Diego, California. The Company conducts its operations through Imperial Capital Bank and Imperial Capital Real Estate Investment Trust. Imperial Capital Bank has eight retail branch locations and twenty-four loan origination offices serving the Western United States, the Southeast, the Mid-Atlantic States, the Ohio Valley, the Metro New York area and New England.

For additional information, contact Timothy M. Doyle, Executive Managing Director and Chief Financial Officer at (858) 551-0511.

www.itlacapital.com